Exhibit 99.1


                 The Knot Appoints Lisa Gersh Hall and Matthew
                         Strauss to Board of Directors


    NEW YORK--(BUSINESS WIRE)--June 6, 2005--The Knot, Inc. (NASDAQ:
KNOT; www.theknot.com), a life stage media company offering the premier wedding resource, today announced that Lisa Gersh Hall and Matthew Strauss have joined its Board of Directors.
    Ms. Hall is the President, Chief Operating Officer and Co-Founder of The Oxygen Network and is currently responsible for the day-to-day operations of the company. Oxygen is the only cable network owned and operated by women. Currently in 55 million households, Oxygen has the youngest audience of the women's networks as well as the most original programming, including the series Real Weddings from The Knot. Oxygen's founders include Geraldine Laybourne, Oprah Winfrey and Carsey Werner. Prior to joining Oxygen, Ms. Hall served as a founding partner of the New York law firm Friedman Kaplan Seiler LLP.
    Mr. Strauss is Vice President of Content Development at Comcast, the country's leading provider of cable, entertainment and communications products and services, where he manages the development and creation of the next generation of programming for video-on-demand cable services. Prior to joining Comcast in 2004, Mr. Strauss held various positions at Rainbow Media Holdings leading to General Manger of Mag Rack, the Company's unique on demand service offering exclusive, special internet video magazines to cable operations nationwide. He also served as Vice President for Business Development for Rainbow Media.
    "We are delighted to welcome Ms. Hall and Mr. Strauss to our Board of Directors," said David Liu, CEO of The Knot. "We have had the pleasure of working directly with both of them through our existing relationships with Oxygen and Comcast. Their experience in media and in the development of new media services will be an invaluable asset to our company as we continue to expand our existing business and launch new services for our members."
    Ms. Hall will also serve as a member of The Knot's Audit Committee and Mr. Strauss has been appointed Chairman of The Knot's Compensation Committee.

    ABOUT THE KNOT, INC.

    The Knot, Inc. (NASDAQ: KNOT; www.theknot.com) is a leading lifestage media and services company.
    The Company's flagship brand, The Knot, is the nation's leading wedding resource that reaches over one million engaged couples each year through the Web, newsstands, bookstores, national television and more. Its award-winning website, TheKnot.com, is the most-trafficked online wedding destination. The Knot also offers a diverse collection of print publications including national and regional editions of "The Knot Weddings" magazine, a book trilogy with Broadway Books, and a gift book series with Chronicle Books. The Company also produces a TV series on The Oxygen Network, video-on-demand (VOD) service for Comcast Cable and has content distribution partnerships with America Online, MSN and Comcast.
    The Knot, Inc. has recently launched several brands targeted before and beyond the wedding day, including teen-oriented PromSpot.com and newlywed site TheNest.com, as well as the recently acquired online personal site, GreatBoyfriends.com. The Knot is based in New York and has several other offices across the country.

    This release may contain projections or other forward-looking statements regarding future events or the future financial performance of The Knot. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which The Knot bases its expectations may change prior to the end of the quarter. Although these expectations may change, The Knot will not necessarily inform you if they do. The Knot's policy is to provide its expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) The Knot's unproven business model and limited operating history, (ii) The Knot's history of losses, (iii) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (iv) the risks and related costs associated with ongoing litigation, (v) the seasonality of the wedding industry and (vi) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.



    CONTACT: VMW Corporate & Investor Relations
             Vicki Weiner/Sylvia Dresner, 212-616-6161 info@vmwcom.com or
             The Knot, Inc.
             Amy Shey Jacobs, 212-219-8555 x1246
             pr@theknot.com